Exhibit 99.1

Alberton Acquisition Corporation Announces

RESULT OF ANNAL SHAREHOLDER MEETING AND INTENTION TO EXTEND THE Deadline for an Initial Business Combination

New York, January 22, 2020/PRNewswire/--Alberton Acquisition Corporation (NASDAQ: ALAC, the “Company”) today announced that, the Company held its 2019 annual shareholder meeting on January 21, 2020 and the shareholders approved the re-election of each of the five current directors to serve until the 2020 annual meeting and ratified the appointment of Friedman LLP as the Company’s independent auditor for the years ended December 31, 2019 and 2018.

In addition, the Company was notified by the insiders that they intend to wire additional funds to the trust account to extend the time available for the Company to consummate its initial business combination by an additional three months from January 27, 2020 to April 27, 2020.

About ALAC

ALAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. ALAC’s efforts to identify a target business have not been limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period of time for the ALAC to consummate an initial business combination, if needed. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect ALAC management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of ALAC’s Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, ALAC disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Alberton Acquisition Corp.

Bin Wang

Tel. +1 (917) 202-8028

Email: ben@albertoncorp.com